                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:


/ / Preliminary Information Statement         / / Confidential, for Use of the Commission
/X/ Definitive Information Statement              Only (as permitted by Rule 14c-5(d)(2))


                  American Architectural Products Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        -------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        -------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -------------------------------------------------------------------

    (5) Total fee paid:

        -------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No:

        -------------------------------------------------------------------

    (3) Filing Party:

        -------------------------------------------------------------------

    (4) Date Filed:

        -------------------------------------------------------------------

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                          755 Boardman - Canfield Road
                          South Bridge Executive Center
                                 Building G West
                              Boardman, Ohio 44512

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 29, 1999
--------------------------------------------------------------------------------

To Our Shareholders:

         The 1999 Annual Meeting of Shareholders of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation (the "Company"), will be held at the Holiday Inn Metroplex, 1620 Motor Inn Drive, Girard, Ohio 44420, on April 29, 1999, at 9:00 a.m., E.D.T., for the following purposes:

         1. To elect members of the Company's Board of Directors to serve for the next year or until their successors are elected.

         2. To approve an increase in the number of shares of Common Stock authorized for issuance under the Company's 1996 Employee Stock Option Plan from 10% to 15% of the total shares of Common Stock issued and outstanding.

         3. To ratify the appointment of Ernst & Young, LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999.

         4. To transact such other business as may properly come before the meeting or any adjournment(s) thereof. Management is presently aware of no other business to come before the meeting.

         The Board of Directors has fixed the close of business on April 5, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment(s) thereof (the "Record Date"). Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the meeting in person or by valid proxy. Management is not soliciting proxies in connection with the Annual Meeting, and shareholders are requested not to send proxies to the Company. Your attention is directed to the attached Information Statement.

         The Company's management cordially invites you to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          Frank J. Amedia
                                          President and Chief Executive Officer

Boardman, Ohio
April 8, 1999

                   AMERICAN ARCHITECTURAL PRODUCTS CORPORATION
                          755 Boardman - Canfield Road
                          South Bridge Executive Center
                                 Building G West
                              Boardman, Ohio 44512

        -----------------------------------------------------------------
                              INFORMATION STATEMENT
        -----------------------------------------------------------------


         This Information Statement is being furnished to the shareholders of AMERICAN ARCHITECTURAL PRODUCTS CORPORATION, a Delaware corporation (the "Company"), in connection with the Annual Meeting of the Shareholders of the Company to be held on April 29, 1999, at 9:00 a.m., E.D.T., and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of the Annual Meeting accompanies this Information Statement. It is anticipated that the mailing of this Information Statement will commence on April 9, 1999.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


                                     VOTING

         Only shareholders of record at the close of business on April 5, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 13,942,211 shares of the common stock, $.001 par value per share (the "Common Stock"), were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. There is no cumulative voting with respect to the election of directors.

         THE PROPOSALS FOR WHICH SHAREHOLDER APPROVAL IS BEING SOUGHT CANNOT BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE VOTES PRESENT, IN PERSON OR BY PROXY, AT THE ANNUAL MEETING. Abstentions and broker non-votes will be included in the determination of the number of shares represented for a quorum. In order to vote their shares in person at the meeting, shareholders who own their shares in "street name" must obtain a special proxy card from their broker.

         The Board of Directors does not know of any matters, other than (i) the election of members of the Company's Board of Directors, (ii) the modification of the Company's 1996 Employee Stock Option Plan (the "1996 Option Plan"), and
(iii) ratification of the appointment of Ernst & Young, LLP as the independent auditors for the Company for the fiscal year ending December 31, 1999, that are expected to be presented for consideration at the Annual Meeting.

                               BOARD OF DIRECTORS

IN GENERAL

         At the Annual Meeting, the members of the Company's Board of Directors will be elected to serve until the Company's next annual meeting or until their successors are elected and qualified. Subject to the requirements of applicable Delaware law, the Board may from time to time determine the number of directors of the Company.

         AAP Holdings, Inc. ("AAPH") and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, intend to vote FOR each of the nominees listed below. Accordingly, it is expected that each of such nominees will be elected to the Company's Board of Directors. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, AAPH and Mr. Amedia will vote their shares in favor of the election of such other person or persons as they may determine. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

         Each of the individuals listed below currently serves as a member of the Company's Board of Directors and has been nominated to stand for reelection at the Annual Meeting. Information regarding the names, ages (as of December 31, 1998), tenure as a member of the Board of Directors and recent business experience of each of the nominees is set forth below. Each director has served continuously with the Company since his first election to the Board of Directors as indicated below.


-------------------------------------------------------------------------------------------------------
  NAME                                 AGE                     POSITION                  DIRECTOR SINCE
-------------------------------------------------------------------------------------------------------
George S. Hofmeister                    47                Chairman of the Board                1996
-------------------------------------------------------------------------------------------------------
Frank J. Amedia                         46             President, Chief Executive              1994
                                                          Officer and Director
-------------------------------------------------------------------------------------------------------
John J. Cafaro                          47                      Director                       1996
-------------------------------------------------------------------------------------------------------
Joseph Dominijanni                      42               Director and Treasurer                1996
-------------------------------------------------------------------------------------------------------
W.R. Jackson, Jr.                       65                      Director                       1996
-------------------------------------------------------------------------------------------------------
John Masternick                         73                      Director                       1994
-------------------------------------------------------------------------------------------------------
Joseph C. Lawyer                        53                      Director                       1998
-------------------------------------------------------------------------------------------------------
Charles E. Trebilcock                   72                      Director                       1994
-------------------------------------------------------------------------------------------------------

         George S. Hofmeister has served as the Chairman of the Board of Directors of the Company since December 19, 1996. Mr. Hofmeister has served as Chief Executive Officer and Chairman of the Board of American Commercial Holdings, Inc. ("ACH"), the parent company AAPH, since January 1996 and continues to serve in such roles. Mr. Hofmeister continues to serve as Vice Chairman of AP Automotive Systems, Inc., a manufacturer of automobile exhaust systems. Mr. Hofmeister has held that position since

February 1996. From June 1991 until December 1995, Mr. Hofmeister served as Chief Executive Officer and Chairman of the Board of EWI, Inc., a manufacturer of automotive metal stampings.

         Frank J. Amedia joined the Company's Board of Directors in June 1994 following the acquisition of Forte, Inc. ("Forte") by the Company, and has served as its President and Chief Executive Officer since that date. From June 8, 1994 until December 19, 1996, Mr. Amedia also served as the Chairman of the Board of Directors of the Company. Prior to joining the Company, Mr. Amedia was President and Chief Executive Officer of Forte, which he founded in 1989 in Youngstown, Ohio as a welded aluminum security screen and storm door fabricator. Forte's products were distributed through a manufacturers' representative distribution business established by Mr. Amedia in 1986. Prior to founding the manufacturers' representative business, Mr. Amedia served in various capacities for the Youngstown Metropolitan Housing Authority.

         John J. Cafaro joined the Board of Directors in December 1996. Mr. Cafaro is the Executive Vice President of The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers. Mr. Cafaro has been a principal officer of The Cafaro Company for the past 20 years.

         Joseph Dominijanni has served as the Company's Treasurer since December 19, 1996. Mr. Dominijanni has also served as the Vice President - Finance of Eagle & Taylor Company, a wholly owned subsidiary of the Company ("ETC"), since its inception in June 1996. Mr. Dominijanni also currently serves as Vice President - Finance of ACH and American Commercial Industries, Inc. ("ACI"), which is principally engaged in the manufacturing of automotive components. Mr. Dominijanni joined ACH and ACI in May 1996. Mr. Dominijanni served as Vice President - Finance of EWI, Inc., a manufacturer of automotive metal stampings, from June 1991 until April 1996. Prior to 1990, Mr. Dominijanni was with the accounting firm of Price Waterhouse.

         W.R. Jackson, Jr. has served as a director of the Company since December 19, 1996. Mr. Jackson has also served since 1982 on the Board of Directors of Pitt-Des Moines, Inc., a steel construction, engineering and metal products manufacturer. Mr. Jackson was also President and Treasurer of Pitt-Des Moines, Inc. from 1983 to 1987.

         John Masternick has been a director of the Company since June 14, 1994. Mr. Masternick is a practicing attorney in Girard, Ohio, and since prior to 1994 has been the Chairman of the Board of Directors of Omni Manor, Inc. and Windsor House, Inc., owners and operators of skilled nursing and extended care facilities in northeastern Ohio and western Pennsylvania.

         Joseph C. Lawyer has been a member of the Board since April 1998. Mr. Lawyer has served as President, Chief Executive Officer and Director of Chatwins Group, Inc., a manufacturer of a broad range of fabricated and machined industrial parts and products, since 1986. Prior to 1986, Mr. Lawyer served as General Manager of the Specialty Steel Products Division of USX Corporation, where he was employed for over 17 years. Mr. Lawyer has been a director of Respironics, Inc., a company engaged in the design, manufacture and sale of home and hospital respiratory medical products, since November 1994.

         Charles E. Trebilcock has been a director of the Company since June 14, 1994. Since 1964, Mr. Trebilcock has served as Chairman of Liberty Industries, Inc., an Ohio-based manufacturer of industrial lumber packaging products and equipment. Mr. Trebilcock is also a partner in Kings Company, which is also a manufacturer of industrial lumber packaging products and equipment.

MEETINGS AND COMPENSATION

         The Company's Board of Directors is currently comprised of eight members, with one additional Board position that is currently vacant. Directors are elected for a period of one year at the Company's annual meeting of shareholders and serves until their successors are duly elected and qualified. During the fiscal year ended December 31, 1998, the Board of Directors of the Company met 9 times. All other actions taken by the Board of Directors during the fiscal year ended December 31, 1998 were accomplished by means of unanimous written consent. During the period in which they served as directors, Messrs. Cafaro and Lawyer attended fewer than 75% of the meetings of the Board of Directors. All other Directors attended 75% or more of the meetings of the Board of Directors and of the meetings held by committees of the Board on which they served.

         During the fiscal year ended December 31, 1998, members of the Board of Directors who were not employees of the Company or of ACH or its affiliates ("non-employee directors") received a fee of $1,000 for each meeting of the Board of Directors attended in person and were reimbursed for expenses incurred in connection with their attendance at meetings of the Board. Pursuant to a resolution of the Board, each non-employee director serving on December 31, 1998 who attended at least four of the regularly scheduled meetings of the Board and at least 75% of all meetings of the Board during 1998 was granted options to purchase 2,000 shares of the Company's common stock at an exercise price equal to the average of the reported closing bid and asked prices on the date of grant, vesting in full upon issuance. Such options are exercisable for a period of five years following the vesting date and were issued pursuant to the Company's 1996 Option Plan. For the fiscal year ending December 31, 1999, each non-employee director of the Company will receive the same compensation as described above.

         The Company's Audit Committee, which is comprised of William R. Jackson, Jr., Charles E. Trebilcock and Joseph Dominijanni, is responsible for reviewing and making recommendations regarding the Company's employment of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting controls, practices and policies. The Audit Committee was established on August 28, 1997 and met twice during the year.

         The Compensation Committee was established on August 28, 1997 and did not meet during the year. The Company's Compensation Committee is responsible for making recommendations to the Board of Directors regarding compensation arrangements for executive officers of the Company, including annual bonus compensation, and consults with management of the Company regarding compensation policies and practices. The Compensation Committee also makes recommendations concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options and other benefits under such plans. The Compensation Committee is comprised of George S. Hofmeister, Frank J. Amedia, and John Masternick.

         Since the Compensation Committee did not meet during 1998, the entire Board of Directors performed the functions of this committee. The Board of Directors considered the input of the Chief Executive Officer in making compensation decisions. The Chief Executive Officer made recommendations to the entire Board of Directors as to compensation levels for all of the Company's executive officers. The entire Board of Directors, with the exception of Mr. Amedia who is also an executive officer, then considered and discussed these recommendations and made compensation determinations for all executive officers. None of the Company's executive officers, including Mr. Amedia, participated in the Board's discussion of executive officer compensation.

INFORMATION CONCERNING OTHER EXECUTIVE OFFICERS

         In addition to Frank Amedia and Joseph Dominijanni, each of the individuals listed below currently serves as an executive officer of Company. Information regarding the names, ages (as of December 31, 1998) and recent business experience of each of the officers is set forth below.

-------------------------------------------------------------------------------------------------------
NAME                                   AGE                               POSITION
-------------------------------------------------------------------------------------------------------
Richard L. Kovach                       36              Vice President and Chief Financial Officer
-------------------------------------------------------------------------------------------------------
David J. McKelvey                       46                     Vice President - Development
-------------------------------------------------------------------------------------------------------
Jeffrey V. Miller                       52                     Vice President - Operations
-------------------------------------------------------------------------------------------------------
Donald E. Lambrix, Jr.                  57                    Vice President - Manufacturing
-------------------------------------------------------------------------------------------------------
J. Larry Powell                         56                  Vice President - Marketing & Sales
-------------------------------------------------------------------------------------------------------
Jonathan K. Schoenike                   38                    General Counsel and Secretary
-------------------------------------------------------------------------------------------------------



         Richard L. Kovach joined the Company in January 1997 as its Vice President and Chief Financial Officer. From 1991 until joining the Company, Mr. Kovach assisted clients with finance and operations management issues in the Financial Advisory Services and Management Consulting practice of Ernst & Young, most recently as a senior manager. From 1988 until 1991, Mr. Kovach was Manager of Financial Planning at Ferro Corporation. Prior to joining Ferro Corporation, Mr. Kovach was a staff auditor with Arthur Andersen & Co.'s Small Business Group.

         David J. McKelvey joined the Company as Vice President in August 1995 and also served as Secretary from December 1996 through November 1997. From 1992 through 1995, Mr. McKelvey was an executive at The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers, most recently as Executive Vice President of Administration and Development. From 1992 through 1995, Mr. McKelvey also served as Executive Regional Director of Real Estate for The Cafaro Company.

         Jeffrey V. Miller joined the Company in May 1997 as Vice President - Operations. From 1995 to 1997, Mr. Miller served as President of the North American Window Division of Gentek Building Products. From 1992 through 1994, Mr. Miller was Director of Vinyl Operations for SNE Corporation, a division of Ply Gem Industries. Mr. Miller was general manager of the New Construction Window Division and Vice President of Technology and Corporate Development for Chelsea Building Products from 1989 to 1992.

         Donald E. Lambrix, Jr. was appointed the Company's Vice President - Manufacturing in December 1996 after serving as Vice President of Operations for the Company's Forte subsidiary since 1990. Mr. Lambrix previously served as Vice President of a multiple facility fenestration products manufacturer.

         J. Larry Powell, the Company's Vice President - Marketing and Sales, joined the Company in October 1996. Mr. Powell co-founded Blackhawk Architectural Products, a manufacturer of steel security screen and storm door products, in 1992 and served on its Board of Directors and as its Vice President until 1996. From 1987 to 1991, Mr. Powell served as Vice President - Marketing and Sales for Sugarcreek

Window & Door. Mr. Powell has been employed in the fenestration industry since the early 1970s, principally in the marketing of residential and commercial steel and aluminum window products and doors. In addition, Mr. Powell founded and developed a nationwide marketing representative group that sells a full range of fenestration products.

         Jonathan K. Schoenike joined the Company in August 1997 as General Counsel and has served as Secretary since November 1997. Prior to joining the Company, Mr. Schoenike served for over 5 years as Assistant Counsel for The Cafaro Company, a major domestic shopping mall developer engaged in the ownership, operation and management of enclosed regional shopping centers.

                             EXECUTIVE COMPENSATION

         The following table summarizes all annual and long-term compensation paid to the Company's Chief Executive Officer and the other most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 during the fiscal year ending December 31, 1998 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1998, 1997 and 1996.


                                                                                       Long Term
                                                                                     Compensation
                                                                                  --------------------
                                              Annual Compensation (1)                 Awards (2)
                                       --------------------------------------     --------------------
                                                                                      Securities                Other
            Name and                                                                  Underlying             Compensation
       Principal Position               Year         Salary         Bonus          Options/SARs (#)            ($) (3)
----------------------------------     -------     -----------    -----------     --------------------     -----------------

Frank J. Amedia                        1998         350,000        329,990                 50,000                  6,258
   President and                       1997         266,807        250,000                100,000                     --
   Chief Executive Officer             1996         168,718           --                       --                     --

Jeffrey V. Miller                      1998         143,750         15,000                 55,000                  5,000
   Vice President-                     1997          90,000         25,000                     --                     --
   Operations

J. Larry Powell                        1998         141,125         15,000                 30,000                  5,000
   Vice President-                     1997         114,167         25,000                 25,000                     --
   Marketing & Sales

Richard L. Kovach                      1998         138,750         15,000                 30,000                  3,369
   Vice president and                  1997         119,390         75,000                 25,000                     --
   Chief Financial Officer

Jonathan K. Schoenike                  1998         131,250         20,000                 30,000                  5,000
   General Counsel                     1997          35,245         10,000                 25,000                     --



(1) Other annual compensation to the Named Executive Officers did not exceed $50,000 or 10% of total annual salary and bonus during any fiscal year.
(2) Represents awards of options to purchase shares of common stock under the 1996 Option Plan.
(3) Amounts include Company matching contributions under the 401(k) plan for all officers (in an amount equal to 50% of the officers contribution) and $1,258 for insurance premiums paid by the Company for Mr. Amedia.


BOARD OF DIRECTORS' REPORT ON REPRICING OF OPTIONS

         The Board of Directors believes that the value of the Company is necessarily dependent on upon its ability to attract and retain qualified and competent employees. The 1996 Option Plan was expressly established to provide an incentive to attract and retain quality officers and employees. In February 1998, the Board of Directors concluded that the value of some of the stock options previously granted to key employees under the 1996 Option Plan had eroded to such an extent that the intended incentive to these employees had failed. As a result, the Board of Directors concluded that it would be in the best interest of the Company, and the best interest of the shareholders of the Company, to regrant such options with an exercise price that reflected the market price of the common stock at that time. The Board of Directors believes that by repricing the options previously granted under the 1996 Option Plan, we have restored the incentive for these key employees. In each case, we granted options in replacement of previously granted options at an exercise price equal to the market price of the underlying common stock on the grant date. The number of shares subject to exercise, the vesting periods and the other terms remain unchanged by the replacement options.

                       Submitted by the American Architectural Products Corporation Board of Directors
                       March 26, 1999

                       George S. Hofmeister                Frank J. Amedia
                       John J. Cafaro                      Joseph Dominijanni
                       W.R. Jackson, Jr.                   John Masternick
                       Joseph   C. Lawyer                  Charles E. Trebilcock


         The following table sets forth information concerning repricing of stock options during the period beginning when the Company first became a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and continuing through December 31, 1998.

                          10-YEAR OPTION/SAR REPRICINGS





                                                                                                            Length of
                                                 Number of                                                   Original
                                                Securities    Market Price     Exercise                    Option Term
                                                Underlying    of Stock at      Price at                    Remaining at
                                                  Options       Time of         Time of                      Date of
                                                Repriced or   Repricing or    Repricing or  New Exercise   Repricing or
              Name                   Date         Amended       Amendment      Amendment        Price        Amendment
              ----                   ----         -------       ---------      ---------        -----        ---------
Frank J. Amedia                     2/25/98       100,000         $3.56           $6.19          $3.92(1)   108 months
Richard L. Kovach                   2/25/98       25,000          $3.56           $5.63          $3.56      108 months
Donald E. Lambrix, Jr.              2/25/98       25,000          $3.56           $5.63          $3.56      108 months
David J. McKelvey                   2/25/98       25,000          $3.56           $5.63          $3.56      108 months
J. Larry Powell                     2/25/98       25,000          $3.56           $5.63          $3.56      108 months



(1)      Options granted at 110% of market price.

         No stock options, stock appreciation rights or restricted stock awards were granted as compensation to any officers, directors or employees of the Company or its subsidiaries during the period from June 19, 1996 (date of inception) through December 31, 1996. The Company entered into definitive stock option agreements with Mr. Amedia and Mr. John Masternick dated December 18, 1996, memorializing the terms of stock options granted to them in 1994 as shareholders of Forte in connection with the acquisition by the Company of Forte. The Company issued options to purchase up to 424,000 and 857,500 shares of common stock to various officers, directors and employees of the Company or its subsidiaries during the fiscal years ended December 31, 1997 and 1998, respectively. The following table sets forth certain information concerning individual grants of stock options to each of the Named Executive Officers during the year ended December 31, 1998.


                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                        Potential
                                                                 Individual Grants                     Realizable
                                                       Percent  ------------------                   Value at Assumed
                                     Number of        of Total                                        Annual Rates of
                                    Securities      Options/SARs                                       Stock Price
                                    Underlying       Granted to     Exercise or                        Appreciation
                                   Options/SARs     Employees in    Base Price    Expiration         for Option Term
        Name                        Granted(#)       Fiscal Year     ($/Sh)(1)       Date             5%($)       10%($)
        ----                        ----------       -----------     ---------       ----             -----       ------

Frank J. Amedia                         50,000             6%            3.92        2/28/08         54,000       120,000
Jeffrey V. Miller                       40,000             5%            3.56        2/28/08         90,000       227,000
                                        15,000             2%            3.88        7/23/08         37,000        93,000
J. Larry Powell                         15,000             2%            3.56        2/28/08         34,000        85,000
                                        15,000             2%            3.88        7/23/08         37,000        93,000
Richard L. Kovach                       15,000             2%            3.56        2/28/08         34,000        85,000
                                        15,000             2%            3.88        7/23/08         37,000        93,000
Jonathan K. Schoenike                   15,000             2%            3.56        2/28/08         34,000        85,000
                                        15,000             2%            3.88        7/23/08         37,000        93,000




(1) Represents market price at date of grant except for Mr. Amedia, whose options are granted at 110% of the market price at date of grant.

         The following table sets forth certain information concerning each exercise of stock options during the year ended December 31, 1998 by each of the Named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each Named Executive Officer.

                 AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND
                      OPTION VALUE AS OF DECEMBER 31, 1998

                                                                                                       Value of
                                                                      Number of                      Unexercised
                                                                     Unexercised                    In-the-Money
                                                                    Options/SARs                   Options/SARs at
                                    Shares                      at Fiscal Year End(#)           Fiscal Year End($)(1)
                                  Acquired on     Value       ---------------------------     --------------------------
       Name                       Exercise(#)   Realized($)   Exercisable   Unexercisable     Exercisable   Unexercisable
       ----                       -----------   -----------   -----------   -------------     -----------   -------------

Frank J. Amedia                           0             0        446,244        130,000                 0               0
Jeffrey V. Miller                         0             0              0         55,000                 0               0
J. Larry Powell                           0             0          5,000         50,000                 0               0
Richard L. Kovach                         0             0          5,000         50,000                 0               0
Jonathan K. Schoenike                     0             0          5,000         50,000                 0               0


(1) Based on the average of reported bid and asked prices for the Common Stock on December 31, 1998.

EMPLOYEE STOCK OPTION PLANS

         1992 Incentive Stock Option Plan. In May 1992, the Board of Directors of the Company adopted an Employee Incentive Stock Option Plan (the "Option Plan"). Options to purchase an aggregate of up to 500,000 shares of the Company's common stock are authorized under the Option Plan. Options granted under the Option Plan have a maximum duration of ten years from the date of grant. Currently, there are no options outstanding under the Option Plan.

         1996 Option Plan. The Company's 1996 Option Plan, which was approved by the shareholders of the Company, authorizes the Board to grant options to Directors and employees of the Company to purchase in the aggregate an amount of shares of common stock equal to 10% of the shares of common stock issued and outstanding from time to time, but which aggregate amount shall in no event exceed 10,000,000 shares of common stock. As described elsewhere herein, the Board of Directors has approved an increase in the maximum number of shares of common stock issuable under the 1996 Option Plan to an amount equal to 15% of the shares of common stock issued and outstanding from time to time (subject to a maximum of 10,000,000 shares as described above). Directors, officers and other employees of the Company who, in the opinion of the Board of Directors, are responsible for the continued growth and development and the financial success of the Company are eligible to be granted options under the 1996 Option Plan. Options may be nonqualified options, incentive stock options, or any combination of the foregoing. In general, options granted under the 1996 Option Plan are not transferable and expire ten (10) years after the date of grant. The per share exercise price of an incentive stock option granted under the 1996 Option Plan may not be less than the fair market value of the common stock on the date of grant. Incentive stock options granted to persons who have voting control over 10% or more of the Company's common stock are granted at 110% of the fair market value of the underlying shares on the date of grant and expire five years after the date of grant. No option may be granted after December 19, 2006.

         The 1996 Option Plan provides the Board of Directors with the discretion to determine when options granted thereunder will become exercisable. Generally, such options may be exercised after a period of time specified by the Board of Directors at any time prior to expiration, so long as the optionee remains employed by the Company. No option granted under the 1996 Option Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by the optionee.

         As of December 31, 1998, options to purchase a total of 2,584,425 shares of the Company's common stock were outstanding, consisting of options outstanding under the 1996 Option Plan as well as options to purchase 707,655 shares issued to AAPH on December 18, 1996 with an exercise price of $3.75 per share, options to purchase 471,770 shares issued to Mr. Amedia and Mr. Masternick (issued in connection with the acquisition of Forte) with an exercise price of $3.75 per share, and other options issued outside of the stock option plans described above.

EMPLOYEE STOCK PURCHASE PLAN

         On February 26, 1998, the Board of Directors adopted the 1998 Employee Stock Purchase Plan (the "1998 Purchase Plan") and reserved 1,200,000 shares of common stock for issuance thereunder. At the Company's annual meeting, the 1998 Purchase Plan was approved by the stockholders. In general, the 1998 Purchase Plan is designed to encourage common stock ownership by the Company's employees through payroll deductions. If qualified in accordance with Section 423 of the Code, the 1998 Purchase Plan will enable the Company to sell shares of common stock to its employees at a price discount of up to 15% of market price based on the lower of the price of the common stock at the beginning or end of the option period.

401(k) PLAN

         Eligible employees of the Company may direct that a portion of their compensation, up to a legally established maximum, be withheld by the Company and contributed to a 401(k) plan. All 401(k) plan contributions are placed in a trust fund to be invested by the 401(k) plan's trustee, except that the 401(k) plan permits participants to direct the investment of their account balances among mutual or investment funds available under the Plan. The 401(k) plan provides a matching contribution of 50% of a participant's contributions up to a maximum of seven percent of the participant's annual salary. Amounts contributed to participant accounts under the 401(k) plan and any earnings or interest accrued on the participant accounts are generally not subject to federal income tax until distributed to the participant and generally may not be withdrawn until death, retirement or termination of employment.

EMPLOYMENT AGREEMENT

         On November 17, 1997, the Company entered into an employment agreement with Frank J. Amedia for services as Chief Executive Officer and President. This agreement requires Mr. Amedia to devote his full time to the Company during normal business hours in exchange for a base annual salary of $350,000, subject to annual increases at the discretion of the Board of Directors. In addition, Mr. Amedia is entitled to receive bonuses at the discretion of the Board of Directors in accordance with the Company's bonus plans in effect from time to time, and the Company will pay certain life and disability insurance premiums on behalf of Mr. Amedia. The agreement has an initial three-year term and provides that Mr. Amedia may not compete with the Company anywhere in the United States while he is employed by the Company and for a two-year period following the termination of Mr. Amedia's employment. In addition, the Board of Directors has approved the payment to Mr. Amedia of a bonus equal to 0.39% of the total consideration paid by the Company for each acquisition transaction consummated during 1998. The amount of this bonus paid in 1998 was $230,000. In December 1998, the Board of Directors increased this acquisition bonus percentage to 0.56% of total consideration paid for acquisitions completed in 1999.

         In addition, in 1998 the Company entered into employment agreements with Jonathan K. Schoenike, J. Larry Powell, Richard L. Kovach and Jeffrey V. Miller for services as General Counsel, Vice President - Sales and Marketing, Vice President - Chief Financial Officer and Vice President -Operations, respectively. The agreements require Messrs. Schoenike, Powell, Kovach and Miller to devote their full time to the Company in exchange for annual base salaries of $160,000, $159,500, $160,000 and $160,000, respectively, subject to annual increases. In addition, Messrs. Schoenike, Powell, Kovach and Miller are entitled to receive bonuses at the discretion of the Board of Directors in accordance with the Company's bonus plans in effect from time to time, and the Company will pay certain life insurance premiums and other benefits. The agreements have an initial three-year term. The Company has also entered into employment agreements with certain other officers and key employees.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE BY REFERENCE THIS INFORMATION STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION PHILOSOPHY

         Decisions on compensation of the Company's executive officers are made by the Board of Directors. The Board of Directors is responsible for setting and administering the policies which govern both annual compensation and stock ownership programs. In general, the Board of Directors compensation policies and practices of the Board of Directors are based upon the following subjective principles:

         - Compensation programs should reflect and promote the Company's goals and reward individuals for contributions to the Company's success in achieving its goals.

         - Compensation should be related to the value created for the Company's stockholders.

         - Compensation programs should integrate both the long- and short-term strategies of the Company.

         - Compensation programs should provide incentive for excellence in individual performance and promote teamwork among the Company's management.

         - Compensation programs should be designed to attract and retain executives critical to the success of the Company.

         - Stock ownership by management and stock-based compensation plans are beneficial in aligning management's and the stockholders' interest in the enhancement of stockholder value.

         Total compensation for each member of senior management is set at levels which the Board of Directors believes are competitive in relation to companies of similar type and size; however, no independent investigation of such levels has been conducted by the Board of Directors. The components of executive compensation include base salary, equity participation in the Company in the form of options to purchase common stock, and a discretionary bonus program. Compensation for executive officers of the Company is usually set by the Board of Directors prior to the beginning of each fiscal year. Due to the level of compensation received by the executive officers of the Company, the Board of Directors has not yet deemed it necessary to adopt a policy regarding the one million dollar cap on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code.

BASE SALARY

         The Board of Directors establishes base salaries for the company's executive officers at levels considered appropriate in light of the duties and scope of responsibilities of each officer's position. In this regard, the Board considers the compensation practices and corporate financial performance of similarly situated companies. In evaluating base salary levels, the Board of Directors takes into account a number of factors, including (but not limited to) management's efforts to improve levels of sales and profitability and to expand the markets into which the Company's products are distributed and sold. The Board also takes into account management's consistent commitment to the long-term success of the Company through the development of new and improved products and through developing and implementing strategic business acquisition opportunities.

         Based upon its evaluation of these factors, the Board of Directors believes that senior management is dedicated to achieving long-term financial improvements, and that the compensation policies, plans and programs administered by the Board contribute to management's commitment. The Board of Directors attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Board recognizes that its decisions are primarily subjective in nature due to the subjective nature of the criteria. The Board of Directors does not assign any specified weight to the criteria it considers.

         Base salary recommendations are fixed at levels which the Board believes is paid to management with comparable qualifications, experience and responsibilities at other corporations of similar size engaged in businesses similar to that of Company; however, the Board of Directors has conducted no formal investigation of compensation level at other companies.

STOCK OPTIONS

         The Board of Directors administers the Company's 1996 Option Plan and determines those employees of the Company who are eligible to participate in the 1996 Option Plan. The exercise price of options granted under the 1996 Option Plan is never less than the fair market value of the Company's common stock on the day of grant. The number of options granted by the Board of Directors under the 1996 Option Plan are based upon the Board's evaluation of the same factors described above under "Base Salary." The Board of Directors also takes into account the relative scope of accountability and the anticipated performance requirements and contributions of each participating employee, as well as each participating employee's current equity participation in the Company. In addition, the Board seeks the recommendation of senior management with respect to options granted to all participating employees, including the Chief Executive Officer and other senior management. During the fiscal year ending December 31, 1998, options to purchase up to 857,500 shares of common stock pursuant to the 1996 Option Plan were granted to various officers, directors and employees of the Company and its subsidiaries.

BONUS COMPENSATION

         Bonus compensation is paid at the discretion of the Board of Directors. Determinations of the Board of Directors with regard to the award of bonus compensation are generally based upon the Board's evaluation of the same factors described above under "Base Salary" and other subjective criteria. The Board of Directors approved a bonus of $329,990 to the Company's Chief Executive Officer (a portion of which was based on the successful consummation of acquisition transactions, and a portion of which was at the discretion of the Board of Directors) and bonuses to certain other officers, employees and consultants of the Company during the fiscal year ended December 31, 1998.

CHIEF EXECUTIVE OFFICER

         Mr. Amedia has served as President and Chief Executive Officer of the Company since 1994. As Chief Executive Officer, Mr. Amedia receives a base salary and is eligible to receive stock options under the 1996 Option Plan and is eligible to receive bonus compensation. A portion of Mr. Amedia's bonus is based on the successful consummation of acquisition transactions, and a portion is at the discretion of the Board of Directors. The Board's evaluation process with respect to the Chief Executive Officer's compensation is comprised of the same components that are utilized by the Board in evaluating the compensation of other members of senior management.

                       Submitted by the American Architectural Products Corporation Board of Directors

                       George S. Hofmeister        Frank J. Amedia
                       John J. Cafaro              Joseph Dominijanni
                       W.R. Jackson, Jr.           John Masternick
                       Joseph C.Lawyer             Charles E. Trebilcock


                             STOCK PRICE PERFORMANCE

         Set forth below is a line graph comparing the cumulative total return of the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S.) and a peer group of Nasdaq-listed companies engaged in the manufacture of millwork, veneer, plywood and structural wood products (SIC codes 2430 - 2439) for the period from March 31, 1995 through December 31, 1998 (including the reinvestment of dividends, if any). Price data for the Company's Common Stock is based on the bid price for the relevant measurement dates as reported by National Quotation Bureau, LLC (which quotations represent prices between dealers and do not include retail markup, markdown or commissions and do not reflect actual transactions). The performance graph below shall not be deemed incorporated by reference by any general statement incorporating this Information Statement by reference into any filing under, and shall not otherwise be deemed filed under, either the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

            [Line graph depicting the amounts listed in table below]




-------------------------------------------------------------------------------------------------------------------------
                                               3/31/95        12/29/95         12/31/96       12/31/97       12/31/98
-------------------------------------------------------------------------------------------------------------------------
American Architectural Products Corporation      100            28.6            114.3            65.7           48.6
-------------------------------------------------------------------------------------------------------------------------
Nasdaq Stock Market Index                        100           129.7            159.5           195.7          275.7
-------------------------------------------------------------------------------------------------------------------------
Peer Group: SIC Codes 2430 - 2439                100           104.5            150.7           171.5          213.8
(Millwork, Veneer, Plywood and Structural
Wood Members)
-------------------------------------------------------------------------------------------------------------------------


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the beneficial ownership of the Company's Common Stock as of December 31, 1998, by
(i) each beneficial owner of more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all Named Executive Officers and directors as a group. This information was determined in accordance with Rule 13(d)-3 under the Exchange Act, and is based upon the information furnished by the persons listed below. Except as otherwise indicated, each shareholder listed possesses sole voting and investing power with respect to the shares indicated as being beneficially owned.

           ---------------------------------------------------------------------------------------------
                                                                        SHARES OF COMMON STOCK
                                                                          BENEFICIALLY OWNED
           ---------------------------------------------------------------------------------------------
           NAME AND ADDRESS(1)                                NUMBER OF SHARES              PERCENTAGE
           ---------------------------------------------------------------------------------------------
           AAP Holdings, Inc.                                    7,548,633(2)                54.2%
           ---------------------------------------------------------------------------------------------
           George S. Hofmeister                                  7,551,133(3)                54.1%
           ---------------------------------------------------------------------------------------------
           Frank J. Amedia                                       3,429,326(4)                23.8%
           ---------------------------------------------------------------------------------------------
           Amedia Family Limited Partnership                     1,500,000                   10.8%
           ---------------------------------------------------------------------------------------------
           John Masternick                                         371,680(5)                 2.7%
           ---------------------------------------------------------------------------------------------
           William R. Jackson, Jr.                                  73,287(6)                   *
           ---------------------------------------------------------------------------------------------
           Charles E. Trebilcock                                    40,513(7)                   *
           ---------------------------------------------------------------------------------------------
           Joseph Dominijanni                                       27,000(8)                   *
           ---------------------------------------------------------------------------------------------
           Joseph C. Lawyer                                          4,000                      *
           ---------------------------------------------------------------------------------------------
           Richard L. Kovach                                        13,000(9)                   *
           ---------------------------------------------------------------------------------------------
           J. Larry Powell                                          23,412(9)                   *
           ---------------------------------------------------------------------------------------------
           Jeffrey V. Miller                                         8,000(10)                  *
           ---------------------------------------------------------------------------------------------
           Jonathan K. Schoenike                                     9,000(10)                  *
           ---------------------------------------------------------------------------------------------
           All directors and Named Executive Officers           11,576,351(11)               79.2%
           of the Company as a group (15 persons)
           ---------------------------------------------------------------------------------------------


*        Less than 1%

(1) The address of AAP Holdings, Inc. and George S. Hofmeister is 6500 Brooktree Road, Suite 202, Wexford, Pennsylvania 15090. The address of all other beneficial owners is c/o American Architectural Products Corporation, 755 Boardman-Canfield Road, Building G West, Boardman, Ohio 44512.

(2) Does not include 707,655 shares of common stock which are subject to unexercised options that are exercisable only upon the occurrence of certain contingencies.

(3) Includes shares of common stock held by AAP Holdings, Inc. George S. Hofmeister, the Chairman of the Board of Directors of the Company, is the controlling shareholder of the corporate parent of AAP Holdings, Inc.

(4) Includes 476,244 shares of common stock which are subject to unexercised options that were exercisable on February 28, 1999 or within sixty days thereafter. Also includes 1,500,000 shares of common stock owned by the Amedia Family Limited Partnership, in which Mr. Amedia and his spouse are the general partners and each holds 48% of the partnership interests.

(5) Includes 47,526 shares of common stock which are subject to unexercised options that were exercisable on February 28, 1999 or within sixty days thereafter.

(6) Includes 57,143 shares of common stock which are subject to unexercised warrants that were exercisable on February 28, 1999 or within sixty days thereafter.

(7) Includes 13,513 shares of common stock owned individually and 25,000 shares held by a custodian for the benefit of an individual retirement account of Mr. Trebilcock. Also includes 2,000 shares of common stock which are subject to unexercised options that were exercisable on February 28, 1999 or within sixty days thereafter.

(8) Includes 25,000 shares of common stock which are subject to unexercised options that were exercisable on February 28, 1999 or within sixty days thereafter.

(9) Includes 13,000 shares of common stock which are subject to unexercised options that were exercisable on February 28, 1999 or within sixty days thereafter.

(10) Includes 8,000 shares of common stock which are subject to unexercised options that were exercisable on February 28, 1999 or within sixty days thereafter.

(11) Includes 675,913 shares of common stock which are subject to unexercised options and warrants that were exercisable on February 28, 1999 or within sixty days thereafter as described above.


                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the Exchange Act, requires the Company's officers and directors, and persons who beneficially own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that: (i) Lawrence J. O'Dowd, who is no longer a director of the Company, failed to timely file an initial report of beneficial ownership upon becoming a reporting person under Section 16(a) of the Exchange Act, and Mr. O'Dowd subsequently filed an initial report of beneficial ownership as required by
Section 16(a) of the Exchange Act; (ii) Mr. Lawyer failed to timely file an initial report of beneficial ownership upon becoming a reporting person under
Section 16(a) of the Exchange Act, and Mr. Lawyer subsequently filed an initial report of beneficial ownership as required by Section 16(a) of the Exchange Act;
(iii) Mr. Amedia failed to file a timely report relating to the extension of the expiration date of certain derivative securities, and Mr. Amedia subsequently reported this transaction as required by Section 16(a) of the Exchange Act; (iv) Mr. Masternick failed to file a timely report relating to the extension of the expiration date of certain derivative securities, and Mr. Masternick subsequently reported this transaction as required by Section 16(a) of the Exchange Act; (v) AAPH and Mr. Hofmeister, who is the controlling shareholder of AAPH, failed to file a timely report relating to the extension of the expiration date of certain derivative securities, and AAPH and Mr. Hofmeister subsequently reported this transaction as required by Section 16(a) of the Exchange Act; (vi) Mr. Jackson failed to file a timely report relating to the extension of the expiration date of certain derivative securities, and Mr. Jackson subsequently reported this transaction as required by Section 16(a) of the Exchange Act;

and (vii) except as set forth above, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with during the fiscal year ending December 31, 1998.

                              CERTAIN TRANSACTIONS

         Mr. George S. Hofmeister, Chairman of the Board of Directors of the Company, is the controlling shareholder of the corporate parent of AAPH. The Company has agreed to pay AAPH an acquisition consulting fee of 1% for 1997 and 1998, increased to 1.44% for 1999, of the transaction price of each acquisition transaction consummated by the Company with respect to which AAPH or its affiliates provides acquisition consulting services. For purposes of calculating the acquisition fee, the transaction price means the aggregate amount of consideration paid by the Company or its affiliates for the acquisition in the form of cash, stock, stock options, warrants, debt instruments and other assumed liabilities. Acquisition consulting fees in 1977 and 1998 approximated $835,000 and $590,000, respectively. In addition, the Company paid AAPH fees of $821,000 and $345,000 for management and other transaction services provided in 1997 and 1998, respectively. AAPH charges the Company on an hourly basis at competitive rates based on time incurred. The Company expects to continue to use these services charged at rates comparable to prior rates.

         The Company contracts for air charter services with a company affiliated with AAPH and Mr. Amedia. The Company paid approximately $450,000 and $530,000 to this company for air charter services in 1997 and 1998, respectively. The Company pays for these services at rates comparable to those charged to unaffiliated parties. The Company expects to continue to use those services at levels similar to prior years.

         In November 1990, the U.S. Small Business Administration loaned $409,000 to Forte (the "SBA Loan"). The SBA Loan was payable in monthly installments and the final installment was scheduled to be due on January 1, 2001. Mr. Amedia and his wife were personally liable on the SBA Loan. As of December 31, 1997, the balance owed on the SBA Loan were approximately $172,000. The Company repaid this loan in January 1998.

         The Company acquired all of the issued and outstanding common stock of Forte from Frank Amedia and John Masternick on June 8, 1994, in exchange for 3,311,010 shares of the Company's common stock and options to acquire 475,770 shares of the Company's common stock. Through a series of extensions approved by the Board of Directors, the options are currently scheduled to expire in January 2000.

         Pursuant to reorganization of the Company and AAP on December 18, 1996 (the "Reorganization") the Company issued 1,000,000 shares of Series A Preferred Stock in exchange for all of the issued and outstanding stock of AAP. In April 1997, AAPH converted the Series A Preferred Stock pursuant to its terms into 7,548,633 shares of common stock of the Company. In addition, the Company issued to AAPH options to purchase 879,834 shares of common stock, of which options to purchase 172,179 shares have subsequently terminated. Through a series of extensions approved by the Board of Directors, these options are currently scheduled to expire in January 2000. Such options are identical in price and exercise terms to certain options held by Messrs. Amedia and Masternick and are exercisable only upon the exercise of the options held by Mr. Amedia and Mr. Masternick.

         Profile Extrusion Company ("PEC") loaned the Company $92,537 on May 19, 1997 and an additional $5,203 on September 28, 1997. This combined indebtedness had an interest rate of 15% per annum and was payable in full on or before December 31, 1997. In connection therewith, the Company issued to PEC warrants to purchase a total of 27,926 shares of common stock at an exercise price of $3.50 per share, expiring on September 1, 1998. The Company repaid this loan on December 10, 1997. PEC is a wholly-owned subsidiary of ACH, of which George Hofmeister is the controlling shareholder. These warrants were extended to and expired unexercised on January 15, 1999.

         In June 1997, Mr. Amedia pledged 133,333 shares of common stock to secure the repayment of a short-term debt incurred by the Company in the original principal amount of $250,000. The Company agreed to issue shares of common stock to Mr. Amedia to replace any shares as to which the lender exercises its security interest. The Company repaid this loan on January 16, 1998.

         In September 1997, William R. Jackson, Jr., a director of the Company, loaned the Company $200,000. This indebtedness had an interest rate of 15% per annum and was payable in full in December 1997. In connection therewith, the Company issued to Mr. Jackson warrants to purchase a total of 57,143 shares of common stock at an exercise price of $3.50 per share, expiring in September 1998. The Company repaid this loan on December 10, 1997. Through a series of extensions in 1998, the warrants are now due to expire in January 2000.

         In January 1998, the Company purchased substantially all of the assets of Blackhawk Architectural Products (Blackhawk) for approximately $400,000. The assets were purchased at their approximate book value, which approximated fair market value, as approved by the Board of Directors. J. Larry Powell, an officer of the Company, co-founded and owned a 20% equity interest in Blackhawk at the time of this transaction.

         In March, 1998, the Company sold Mallyclad, a division of ETC, to a company controlled by one of its shareholders for approximately $1.1 million. The Company sold this division at its book value which approximated fair market value as approved by the Board of Directors, therefore, no gain or loss was recognized on this transaction.

         In July 1998, the Company sold windows in the amount of $160,000 to Hughes O'Neill, a company owned by the wife of J. Larry Powell. These windows were sold at normal market prices.

         In October 1998, the Company entered into an operating lease at market rates with a company affiliated with AAPH. Amounts paid under this lease were $75,000 for the year ended December 31, 1998. The Company is committed to future minimum lease payments of $225,000 in 1999 under this lease.

         During the last quarter of 1998 and first quarter of 1999, the Company sold, at cost, approximately $100,000 of windows to Mr. Hofmeister. This transaction was approved by the Board of Directors.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         At the Annual Meeting, the Company will seek the election of George Hofmeister, Frank J. Amedia, John J. Cafaro, Joseph Dominijanni, W.R. Jackson, Jr., Joseph C. Lawyer, John Masternick and Charles Trebilcock as directors, each to hold office until the Company's next annual meeting or until his successor is elected and qualified. One additional Board position is currently vacant, and the Board of Directors has not, as of the date of this Information Statement, selected a nominee for such position.

REQUIRED VOTE

         The Board consists of nine (9) positions, one of which is currently vacant. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected. There is no cumulative voting with respect to the election of directors.

         AAPH and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, intend to vote FOR each of the nominees listed above. Accordingly, it is expected that each of such nominees will be elected to the Company's Board of Directors. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, AAPH and Mr. Amedia will vote their shares in favor of the election of such other person or persons as they may determine. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected.


                                   PROPOSAL 2
                AMENDMENT OF THE 1996 EMPLOYEE STOCK OPTION PLAN

         The Company's 1996 Option Plan currently authorizes the Board to grant options to employees of the Company to purchase up to an aggregate of ten percent (10%) of the total Common Stock outstanding. The Board of Directors has determined that the 1996 Option Plan should be amended to increase the number of shares issuable pursuant to the 1996 Option Plan to fifteen percent (15%) of the shares of Common Stock issued and outstanding, from time to time. In addition, the Board would have the ability to lower this percentage under the 1996 Option Plan from time to time, in its discretion. The purpose of increasing the number of shares available for issuance under the 1996 Option Plan is to ensure that the Company will continue to be able to grant stock options as incentives to those individuals upon whose efforts the Company relies for the continued success, development and growth of its business.

         Accordingly, the Board of Directors proposes to amend Section 3 of the 1996 Option Plan in its entirety to read as follows:

                  "Common Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan shall be equal to 15% (such percentage to be subject to reduction from time to time in the discretion of the Board) of the Shares of Common Stock issued and outstanding from time to time, but which maximum aggregate number of Shares which may be optioned and sold under the Plan shall in no event exceed 10,000,000 shares of Common Stock. The Shares which may be optioned and sold under the Plan may be authorized, but unissued, or previously issued Shares acquired or to be acquired by the Company and held in treasury.

                  If an option should expire or become unexerciseable for any reason without having been exercised in full, the unpurchased Shares covered by such Option shall, unless the Plan shall have been terminated, be available for future grants of options."

         This amendment to the 1996 Option Plan has been approved by the Board of Directors and will be voted upon at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present or represented by valid proxy and entitled to vote at the Annual Meeting will be required to approve this amendment to the 1996 Option Plan.

REQUIRED VOTE

         Approval of the modification to the 1996 Option Plan requires the written consent of the holders of a majority in interest of the Common Stock.

         AAPH and Mr. Frank J. Amedia, presently intend to vote FOR approval of the modification of the 1996 Option Plan. Accordingly, it is expected that the 1996 Option Plan modification will be approved; however, neither AAPH nor Mr. Amedia is obligated to vote in favor of the modification of the 1996 Option Plan.

                                 PROPOSAL NO. 3
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         On December 16, 1998, BDO Seidman, LLP ("BDO") resigned as the principal accountants of the Company. BDO's reports on the Company's financial statements for the prior two fiscal years, and any subsequent interim periods, contained no adverse opinion and no disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit or accounting principles. In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1996 and 1997, and in subsequent interim periods, there were no disagreements with BDO on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of BDO, would have caused BDO not to respond fully to any inquiries from Ernst & Young, LLP.

         The Company requested BDO to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statement. BDO furnished the Company with a copy of a letter dated December 22, 1998 containing such a statement, which was filed as Exhibit 1 to Amendment No. 1 to the Company's current Report on Form 8-K dated December 23, 1998.

         The Board of Directors of the Company approved the engagement of Ernst & Young, LLP as independent accountants and auditors of the books of account for the Company and to advise the Company on accounting matters, effective as of December 21, 1998. It is presently contemplated that Ernst & Young, LLP will be retained as the principal accounting and auditing firm to be utilized by the Company throughout the fiscal year ending December 31, 1999. The Company anticipates that a representative of Ernst & Young, LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of Ernst & Young, LLP will be provided an opportunity to make a statement (if such representative so desires).

REQUIRED VOTE

         Ratification of the selection of Ernst & Young, LLP as the Company's independent auditors requires the affirmative vote of a majority of the voting power of the Common Stock present at the Annual Meeting in person or by valid proxy.

         AAPH and Mr. Frank J. Amedia, who collectively have voting power over a majority in interest of the Common Stock, presently intend to vote FOR ratification of the selection of Ernst & Young, LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. Accordingly, it is expected that such selection will be ratified; however, neither AAPH nor Mr. Amedia is obligated to vote in favor of such ratification.



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

                            PROPOSALS BY STOCKHOLDERS

         Any shareholder who wishes to present any proposal for shareholder action at the next Annual Meeting of Shareholders to be held in 2000, must be received by the Company's Secretary, at the Company's offices, not later than December 10, 1999, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, American Architectural Products Corporation, 755 Boardman-Canfield Road, Building G West, Boardman, Ohio 44512. If a shareholder proposal is introduced at the 2000 Annual Meeting of Shareholders without any discussion of the proposal in the Company's proxy statement, and the shareholder does not notify the Company on or before February 23, 2000, as required by SEC Rule 14(a)-4(c)(1), of the intent to raise such proposal at the Annual Meeting of Shareholders, then proxies received by the Company for the 2000 Annual Meeting will be voted by the persons named as such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

                                 OTHER BUSINESS

         The Annual Meeting is being held for the purposes set forth in the Notice that accompanies this Information Statement. The Board of Directors is not presently aware of any business to be transacted at the Annual Meeting other than as set forth in such Notice.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     JONATHAN K. SCHOENIKE
                                     SECRETARY


Boardman, Ohio
April 8, 1999




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